                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:   John Mongelli
           Investor Relations
           (770) 752-6171

            CHOICEPOINT(R) REPORTS RECORD SECOND QUARTER CORE REVENUE

ALPHARETTA, GA. - JULY 22, 2003- ChoicePoint Inc. (NYSE: CPS), today reported record second quarter total revenue of $199.2 million resulting in revenue growth over the comparable period of 2002 of 9 percent. Excluding $10.4 million of reimbursable expenses grossed up as revenue under EITF 01-14, second quarter core revenue was $188.8 million. This core revenue represents a 10 percent increase over comparable revenue in the second quarter of 2002.

During the second quarter of 2003, the Company recorded a $19.8 million ($12.2 million after tax) charge related to the realignment of certain of its operations subsequent to the sale of its CP Commercial Specialists ("CPCS") business, the opening of its new data center and the consolidation of some of its public records and drug testing operations. Total earnings per share ("EPS") for the second quarter was $0.23 per share which includes the $0.14 per share dilutive effect of the aforementioned charge. Excluding the effect of this charge, EPS would have been $0.37 per share.

"I am very pleased with our ability to continue delivering strong results despite difficult operating conditions," commented Derek V. Smith, Chairman and CEO. "During the quarter, the team did a great job of flexing our cost structure to deliver strong profitability. Additionally, we continued to position ourselves for strong future growth through our new product initiatives, customer additions and business development efforts."

Chief Financial Officer Steve Surbaugh added, "Once again this quarter we delivered record revenues, strong earnings and outstanding cash flows. With a low net debt-to-capital ratio of 10 percent and record DSO levels this quarter, our balance sheet provides us significant financial flexibility to execute our operating and acquisition strategies."

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ChoicePoint Earnings
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FINANCIAL HIGHLIGHTS

- Core revenue increased 10 percent to $188.8 million for the second quarter of 2003 from $172.2 million for the second quarter of 2002, including an internal revenue growth rate of 2.4 percent (which represents core revenue less revenue from acquisitions). Second quarter 2003 total revenue increased 9 percent to $199.2 million from $182.2 million in 2002.

- Operating income was $34.7 million for the second quarter of 2003 compared to $38.7 million for the second quarter of 2002. Excluding the realignment charges discussed below, operating income was $54.5 million for the second quarter of 2003, an increase of 18 percent from $46.1 million in 2002.

- In the second quarter of 2003, the Company recorded a pre-tax charge of $19.8 million ($12.2 million net of taxes) intended to realign our technology infrastructure and operations following the divestiture of our CPCS business, the transition to our new data center and the further consolidation of some of our public records and drug testing operations. Due to recent changes in accounting principles which preclude recognition until specific conditions or events occur, the Company also anticipates recording an additional pre-tax realignment charge of $5 million to $7 million in connection with this realignment during the second half of the year. During the second quarter of 2002, the Company recorded a pre-tax charge of $7.3 million ($4.5 million net of taxes) primarily related to a write-down of minority investments in start-up companies and expenses primarily related to the closure of two facilities and remaining obligations.

- Free cash flow (net cash provided by operating activities of continuing operations of $62.9 million less capital expenditures of $9.0 million) was a very strong $53.9 million for the second quarter of 2003, an increase of $36.5 million compared to $17.4 million for the second quarter of 2002.

- Net debt (total debt less cash) for the six months ended June 30, 2003, decreased by $66.5 million to $81.6 million as we used proceeds from the sale of CPCS in the first quarter and cash from operations to pay down debt. Our additional remaining debt capacity under our committed financing lines is approximately $340 million.

- In the second quarter, ChoicePoint acquired Mortgage Asset Research Institute, Inc., which operates databases that help monitor and identify fraud, misrepresentation and


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ChoicePoint Earnings
Page 3 of 10

         misconduct in the mortgage industry based in Reston, Virginia, and made a minority investment in Logistics Health, Inc., which provides third party administrative support services to employers requiring occupational medical services, based in La Crosse, Wisconsin.

OPERATIONAL HIGHLIGHTS

INSURANCE SERVICES

- Total revenue increased 16 percent to $77.9 million in the second quarter of 2003 compared to $67.0 million in the prior year, including an internal revenue growth rate of 15 percent. These results exclude CPCS which was sold in February 2003 and is reported as discontinued operations in the accompanying financial information. The 2003 results were positively impacted by the continued marketplace acceptance of new products and increased unit volumes in the personal lines business and the continued expansion of our business outsourcing product line at Insurity.

- Operating income in Insurance Services was $44.4 million for the second quarter of 2003, up 25 percent from $35.5 million in the prior year. Operating profit margin in Insurance Services for the quarter was 56.9 percent, 390 basis points above 53.0 percent in the second quarter of 2002 and 120 basis points above the first quarter of 2003. The increase in operating income is due primarily to the revenue growth discussed above and product mix.

BUSINESS & GOVERNMENT SERVICES

- Total revenue increased 11 percent to $83.8 million in 2003 in the second quarter of 2003 compared to $75.7 million in the prior year primarily due to revenue from acquisitions and moderate growth in our backgrounds products offset by declines in our public records, drug testing and nursery product lines and the continued delay in the release of NIJ (National Institute of Justice) funds to the states for DNA testing by labs such as Bode. Internal revenue declined 2 percent for the second quarter of 2003 over the comparable period in 2002.

- Operating income in Business & Government Services was $18.6 million for the second quarter of 2003, up 8 percent from $17.3 million in the prior year due to our continued focus on cost controls and income from some of our recent acquisitions. Operating profit margin in


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ChoicePoint Earnings
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         Business & Government Services for the second quarter of 2003 was 22.2 percent, down 60 basis points from 22.8 percent for the prior year, but an improvement of 300 basis points over first quarter margin of 19.2 percent as cost control initiatives have begun to positively impact our financial results.

MARKETING SERVICES

- In the second quarter of 2003, revenue excluding reimbursable expenses decreased 8 percent over the prior year from $28.0 million in 2002 to $25.7 million in 2003. Improved data sales and call center revenues offset a softness in demand for our print services and e-mail marketing products. The internal revenue declined 14 percent. Total revenue for the segment decreased 5 percent from $37.9 million in 2002 to $36.1 million in 2003. The Company excludes the revenue from reimbursable expenses in its operational analyses because these items are fully reimbursed by our customers without markup and have no impact on operating income, net income, EPS, cash flows or the balance sheet.

- Operating income in Marketing Services was $7.4 million for the second quarter of 2003, down 20 percent from $9.2 million in the prior year. Second quarter operating profit margin, as a percentage of revenue without reimbursable expenses, was 28.7 percent (20.4 percent of total revenue), up 170 basis points from the first quarter of 2003. Despite revenue weakness in the quarter, this continues to be a highly profitable business for us.

OUTLOOK

Based on recent operating and economic conditions, ChoicePoint continues to expect full year core revenue growth to be in the 10 to 12 percent range. Additionally, the Company expects year-over-year margin expansion of 100 to 200 basis points based on these revenue assumptions and lower costs associated with the cost reduction initiatives taken in the second quarter of 2003.

WEBCAST

ChoicePoint's second quarter results will be discussed in more detail on July 22, 2003, at 8:30 am EDT via teleconference. The live audio Webcast of the call will be available on


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ChoicePoint Earnings
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ChoicePoint's Web site at www.choicepoint.com. There will
also be a replay of the call available beginning at approximately 10:00 am EDT at the same Web address.

About ChoicePoint

ChoicePoint Inc. (NYSE: CPS) is the leading provider of identification and credential verification services for making smarter decisions in a world challenged by increased risks. Serving the needs of business, government, non-profit organizations and individuals, ChoicePoint works to create a safer and more secure society through the responsible use of information while ensuring the protection of personal privacy. For more information about ChoicePoint, visit the company's Web site at www.choicepoint.com.

Forward-Looking Statements

Certain written statements in this release and oral statements made by or on behalf of the Company may constitute "forward-looking statements" as defined under the Private Securities Litigation Reform Act of 1995. Words or phrases such as "should result," "are expected to," "we anticipate," "we estimate," "we project," or similar expressions are intended to identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements. These risks and uncertainties include, but are not limited to, the following important factors: demand for the Company's services, product development, maintaining acceptable margins, ability to control costs, the impact of federal, state and local regulatory requirements on the Company's business, including the public records market and privacy matters affecting the Company, the impact of competition and the uncertainty of economic conditions in general. Additional information concerning these and other risks and uncertainties is contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2002. Readers are cautioned not to place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made, and the Company undertakes no obligation to publicly update these statements based on events that may occur after the date of this press release.


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ChoicePoint Earnings
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                                CHOICEPOINT INC.
                              Financial Highlights

(Unaudited)                                                                      Three Months Ended          Six Months Ended
                                                                                     June 30,                    June 30,
                                                                              ----------------------      ----------------------
(Dollars in thousands, except per share data)                                   2003          2002          2003          2002
                                                                              --------      --------      --------      --------
Core revenue (a) ........................................................     $188,779      $172,236      $372,784      $330,806
Revenue from divested and discontinued product lines ....................           --            --            --            72
                                                                              --------      --------      --------      --------
Revenue from products and services ......................................      188,779       172,236       372,784       330,878
Reimbursable expenses per EITF 01-14 (b) ................................       10,470         9,923        21,414        19,942
                                                                              --------      --------      --------      --------
Total revenue ...........................................................      199,249       182,159       394,198       350,820
                                                                              ========      ========      ========      ========
Cost of services ........................................................       98,987        89,068       198,773       173,082
Reimbursable expenses ...................................................       10,470         9,923        21,414        19,942
Selling, general and administrative expenses ............................       35,312        37,093        67,728        67,499
Other operating charges (c) .............................................       19,817         7,342        19,817         7,342
                                                                              --------      --------      --------      --------
Total costs and expenses ................................................      164,586       143,426       307,732       267,865
Operating income ........................................................       34,663        38,733        86,466        82,955
Interest expense ........................................................         (810)       (2,369)       (1,816)       (4,655)
                                                                              --------      --------      --------      --------
Income from continuing operations before income taxes ...................       33,853        36,364        84,650        78,300
Provision for income taxes ..............................................       13,000        13,958        32,506        30,055
                                                                              --------      --------      --------      --------
Income from continuing operations .......................................       20,853        22,406        52,144        48,245
Income from discontinued operations, net of taxes (d) ...................           --         1,707           991         3,282
Gain on sale of discontinued operations, net of taxes (d) ...............           --            --        32,893            --
Cumulative effect of change in accounting principle, net of taxes (e) ...           --            --            --       (24,416)
                                                                              --------      --------      --------      --------
Net income ..............................................................     $ 20,853      $ 24,113      $ 86,028      $ 27,111
                                                                              ========      ========      ========      ========
EPS - diluted (f):
      Income from continuing operations .................................     $   0.23      $   0.25      $   0.58      $   0.54
      Discontinued operations, net of taxes .............................           --          0.02          0.01          0.04
      Gain on sale of discontinued operations, net of taxes .............           --            --          0.37            --
      Cumulative effect of change in accounting principle, net of taxes .           --            --            --         (0.28)
                                                                              --------      --------      --------      --------
      Net Income ........................................................     $   0.23      $   0.27      $   0.96      $   0.30
                                                                              ========      ========      ========      ========
  Weighted average shares - diluted (f) .................................       89,354        89,692        89,379        89,330
                                                                              ========      ========      ========      ========
EBITDA (g) ..............................................................     $ 47,800      $ 49,171      $112,994      $103,976


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ChoicePoint Earnings
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                                CHOICEPOINT INC.
                        Financial Highlights (continued)

RECONCILIATION TO FINANCIAL INFORMATION EXCLUDING OTHER OPERATING CHARGES(C)

(Unaudited)                                                                     Three Months Ended           Six Months Ended
                                                                                    June 30,                     June 30,
                                                                              ---------------------       -----------------------
(Dollars in thousands, except per share data)                                   2003         2002           2003           2002
                                                                              -------       -------       --------       --------
Operating income ........................................................     $34,663       $38,733       $ 86,466       $ 82,955
Add back other operating charges (c) ....................................      19,817         7,342         19,817          7,342
                                                                              -------       -------       --------       --------
Operating income before other operating charges .........................      54,480        46,075        106,283         90,297
Interest Expense ........................................................        (810)       (2,369)        (1,816)        (4,655)
                                                                              -------       -------       --------       --------
Income from continuing operations before income taxes & other
  operating charges .....................................................      53,670        43,706        104,467         85,642
Provision for income taxes ..............................................      20,609        16,776         40,115         32,873
                                                                              -------       -------       --------       --------
Income from continuing operations before other operating charges ........     $33,061       $26,930       $ 64,352       $ 52,769
                                                                              =======       =======       ========       ========
Effective tax rate ......................................................        38.4%         38.4%          38.4%          38.4%
Earnings per share - diluted excluding other operating charges ..........     $  0.37       $  0.30       $   0.72       $   0.59

EBITDA excluding other operating charges (g) ............................     $67,617       $56,513       $132,811       $111,318

(a) Core revenue excludes revenue from reimbursable expenses (see (b) below) and divested and discontinued product lines. The Company uses the core revenue metric to measure its continuing operations without the effect of reimbursable expenses.

(b) Reimbursable expenses per Emerging Issues Task Force ("EITF") 01-14 represent out-of-pocket expenses fully reimbursed by ChoicePoint's customers and recorded as revenues and expenses in accordance with EITF 01-14 "Income Statement Characterization of Reimbursements Received for `Out-of-Pocket' Expenses Incurred". As these expenses are fully reimbursed, without mark-up, by our customers and in a majority of cases prepaid by the customers, there is no impact on operating income, net income, EPS, cash flows or the balance sheet. In addition, management excludes these expenses from its revenue analysis for operational management and incentive purposes; therefore, we have separately identified these expenses and excluded the impact of them from calculations of core revenue, internal revenue growth and operating margins. Other pass-through expenses such as motor vehicle registry fees will continue to be accounted for on a net basis and, as such, excluded from revenues in our financial statements in accordance with generally accepted accounting principles. Second quarter pass-through expenses totaled $150.4 million in 2003 and $120.1 million in 2002. Pass-through expenses totaled $300.3 million for the six months ended June 30, 2003 and $235.3 million for the six months ended June 30, 2002.

(c) During the second quarter of 2003, the Company recorded other operating charges of $19.8 million ($12.2 million net of taxes) as a result of the realignment of our technology infrastructure and operations following the divestiture of our CPCS business, the transition to our new data center and the further consolidation of some of our public records and drug testing operations. This charge included asset impairments of $12.5 million primarily related to closed facilities or abandoned technology in the realignment, $2.8 million in severance and termination benefits, and $4.5 million of abandoned lease and other contractual commitments. During the second quarter of 2002, the Company recorded other operating charges of $7.3 million ($4.5 million net of taxes). This charge included a write-down of minority investments in start-up companies of $2.4 million, asset impairments of technology initiatives of $3.0 million, $0.5 million in severance and termination benefits and $1.4 million of expenses primarily related to the closure of two facilities and remaining obligations. The Company has presented analysis with and without these items because they represent costs that management excludes in its assessments of operating results and in determining operational incentive awards.

ChoicePoint Earnings
Page 8 of 10

(d) On February 28, 2003, the Company sold its CPCS operating unit. The pre-tax proceeds from the sale of CPCS were approximately $87 million. CPCS is reported as a discontinued operation for all periods presented and the results of its operations are reflected separately from the results of continuing operations.

(e) The change in accounting principle, net of taxes represents the goodwill impairment charge recorded by the Company retroactive to January 1, 2002 in accordance with Financial Accounting Standards Board ("FASB") Statement No. 142, "Goodwill and Other Intangible Assets," ("FASB Statement No. 142").

(f) Earnings per share and weighted average shares reflect the 4-for-3 stock split paid on June 6, 2002.

(g) Earnings before interest, taxes, depreciation and amortization ("EBITDA"), is not presented as a substitute for operating income, net income or cash flows from operating activities. The Company has included EBITDA data (which are not a measure of financial performance under generally accepted accounting principles) because such data are used by the Company to compare its performance to its competitors and to manage its on-going business and is also used by certain investors to analyze and compare companies on the basis of operating performance, leverage and liquidity, and to determine a company's ability to service debt.

                                CHOICEPOINT INC.
                        Financial Highlights (continued)

(Unaudited)                                                                                 Six Months Ended
                                                                                                June 30,
                                                                                     -------------------------------
(Dollars in thousands)                                                                  2003                 2002
                                                                                     ----------           ----------
CASH FLOW HIGHLIGHTS
Income from continuing operations .........................................          $   52,144           $   48,245
Depreciation & amortization ...............................................              26,528               21,021
Changes in assets & liabilities and other .................................              15,414              (14,239)
                                                                                     ----------           ----------
Net cash provided by operating activities of continuing operations ........          $   94,086           $   55,027
Net cash (used) provided by activities of discontinued operations .........          $  (34,802)          $    4,388
Acquisitions & investments, net of cash acquired ..........................          $  (63,383)          $  (35,000)
Cash proceeds from sale of business .......................................              87,000                   --
Capital expenditures ......................................................             (21,671)             (26,197)
Other investing activities ................................................                  --                   --
                                                                                     ----------           ----------
Net cash provided (used) by investing activities ..........................          $    1,946           $  (61,197)
Net cash used by financing activities .....................................          $  (87,986)          $  (15,646)


KEY BALANCE SHEET HIGHLIGHTS                                             June 30, 2003
                                                                         -------------
Debt..................................................................     $  89,219
Cash..................................................................         7,603
                                                                           ---------
Debt (net of cash)....................................................     $  81,616
Shareholders' Equity..................................................     $ 719,687
Days sales outstanding (adjusted for pass through expenses)...........       39 days


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ChoicePoint Earnings
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                                CHOICEPOINT INC.
                              2003 SEGMENT RESULTS

                                                                                      Q1 2003               Q2 2003
                                                                                     ----------            ----------
REVENUE
Insurance Services                                                                   $   76,134            $   77,922
Business & Government Services                                                           80,995                83,792
Marketing Services                                                                       25,573                25,676
Royalty                                                                                   1,303                 1,389
                                                                                     ----------            ----------
  Core Revenue                                                                          184,005               188,779
Divested & Discontinued Product Lines                                                        --                    --
                                                                                     ----------            ----------
  Revenue from products and services                                                    184,005               188,779
Reimbursable Expenses per EITF 01-14                                                     10,944                10,470
                                                                                     ----------            ----------
  Total Revenue                                                                      $  194,949            $  199,249
                                                                                     ==========            ==========
OPERATING INCOME
Insurance Services                                                                   $   42,436            $   44,364
Business & Government Services                                                           15,571                18,585
Marketing Services                                                                        6,908                 7,374
Royalty                                                                                     646                   626
Income from Reimbursable Expenses                                                            --                    --
Divested & Discontinued Product Lines                                                        --                    --
Corporate & Shared Expenses (a)                                                         (13,758)              (16,469)
                                                                                     ----------            ----------
Operating Income before other charges (b)                                            $   51,803            $   54,480
                                                                                     ==========            ==========
Other operating charges (b)                                                                  --               (19,817)
                                                                                     ----------            ----------
Operating Income                                                                     $   51,803            $   34,663
                                                                                     ==========            ==========
CORE REVENUE (REVENUE W/O REIMBURSABLE
EXPENSES AND DIVESTED & DISCONTINUED PRODUCT
LINES) GROWTH RATE                                                                         16.0%                  9.6%

INTERNAL REVENUE GROWTH RATES
Insurance Services                                                                         17.2%                 15.0%
Business & Government Services                                                              3.9%                -2.5%
Marketing Services                                                                        -2.4%                -13.6%

Continuing operations                                                                       8.1%                  2.4%

OPERATING MARGINS
Insurance Services                                                                         55.7%                 56.9%
Business & Government Services                                                             19.2%                 22.2%
Marketing Services                                                                         27.0%                 28.7%

Operating income before other operating                                                    28.2%                 28.9%
  charges, percentage of revenue from
  products and services (b)


Operating income, as a percentage of
  total revenue                                                                            26.6%                 17.4%

(a) Corporate and shared expenses represent costs of support functions, research and development initiatives, incentives and profit sharing that benefit all three segments.

(b) The Company has presented analysis above with and without these items because they represent costs that management excludes in its assessments of operating results and in determining operational incentive awards.


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ChoicePoint Earnings
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                                CHOICEPOINT INC.
                              2002 SEGMENT RESULTS

                                                    Q1 2002         Q2 2002         Q3 2002         Q4 2002       Total 2002
                                                   --------        --------        --------        --------        --------
REVENUE
Insurance Services                                 $ 64,140        $ 67,031        $ 70,495        $ 68,616        $270,282
Business & Government Services                       69,116          75,713          79,307          84,625         308,761
Marketing Services                                   23,717          27,950          27,467          26,699         105,833
Royalty                                               1,597           1,542           1,563           1,153           5,855
                                                   --------        --------        --------        --------        --------
  Core revenue                                      158,570         172,236         178,832         181,093         690,731
Divested & Discontinued Product Lines                    72              --              --              --              72
                                                   --------        --------        --------        --------        --------
  Revenue from products and services                158,642         172,236         178,832         181,093         690,803
Reimbursable Expenses per EITF 01-14                 10,019           9,923          10,098           8,480          38,520
                                                   --------        --------        --------        --------        --------
  Total Revenue                                    $168,661        $182,159        $188,930        $189,573        $729,323
                                                   ========        ========        ========        ========        ========
OPERATING INCOME
Insurance Services                                 $ 35,024        $ 35,502        $ 37,163        $ 36,950        $144,639
Business & Government Services                       12,520          17,293          19,549          20,062          69,424
Marketing Services                                    7,405           9,232           8,509           7,720          32,866
Royalty                                                 997             933             932             464           3,326
Income from Reimbursable Expenses                        --              --              --              --              --
Divested & Discontinued Product Lines                  (206)             --              --              --            (206)
Corporate & Shared Expenses                         (11,518)        (16,885)        (16,163)        (15,619)        (60,185)
                                                   --------        --------        --------        --------        --------
 Operating Income before other charges             $ 44,222        $ 46,075        $ 49,990        $ 49,577        $189,864
                                                   ========        ========        ========        ========        ========
 Other operating charges                                 --          (7,342)             --              --          (7,342)
                                                   --------        --------        --------        --------        --------
 Operating Income                                  $ 44,222        $ 38,733        $ 49,990        $ 49,577        $182,522
                                                   ========        ========        ========        ========        ========
CORE REVENUE (REVENUE W/O REIMBURSABLE
EXPENSES AND DIVESTED & DISCONTINUED
PRODUCT LINES) GROWTH RATE                             18.0%           22.9%           16.9%           20.1%           19.4%

INTERNAL REVENUE GROWTH RATES
Insurance Services                                     17.5%           17.0%           18.5%           18.0%           17.8%
Business & Government Services                         -3.8%            5.6%           12.3%           17.6%            8.4%
Marketing Services                                      3.4%            5.4%            4.9%            6.7%            5.2%

Continuing operations                                   5.7%           10.0%           13.4%           15.6%           11.4%

OPERATING MARGINS
Insurance Services                                     54.6%           53.0%           52.7%           53.9%           53.5%
Business & Government Services                         18.1%           22.8%           24.6%           23.7%           22.5%
Marketing Services                                     31.2%           33.0%           31.0%           28.9%           31.1%

Operating income before other operating
  charges, as a percentage of revenue
  from products and services                           27.9%           26.8%           28.0%           27.4%           27.5%


Operating income, as a percentage of
  total revenue                                        26.2%           21.3%           26.5%           26.2%           25.0%

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